UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 14, 2019

SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
614 Chapala Street
Santa Barbara, California 93101
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On November 14, 2019, Sonos, Inc. ("Sonos") completed the acquisition of all of the issued and outstanding equity interests of Snips SAS ("Snips"), a French company and provider of an artificial intelligence platform for connected devices that provides private-by-design voice technology (the "Acquisition"), pursuant to a Share Purchase Agreement dated November 14, 2019 by and among Sonos, Snips and the shareholders of Snips. The aggregate consideration payable at the closing was approximately $37.5 million and is subject to purchase price adjustments and holdbacks.

In connection with the Acquisition, Sonos obtained from the U.S. Securities and Exchange Commission, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver from the requirements of Rule 3-05 and Article 11 of Regulation S-X to provide certain financial statements of Snips and pro forma financial information related to the Acquisition. As a result, Sonos will not provide such financial statements and information under Item 9.01(a) and (b) of Form 8-K.

Item 2.02    Results of Operations and Financial Condition.

On November 20, 2019, Sonos released its financial results for its fourth fiscal quarter and fiscal year ended September 28, 2019 in a letter to shareholders that is available on the investor relations section of its website. A copy of the press release announcing the release of financial results and the letter to shareholders are furnished hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The information furnished under this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 7.01     Regulation FD Disclosure.

On November 20, 2019, Sonos issued a press release announcing the consummation of the Acquisition. A copy of the press release is furnished hereto as Exhibit 99.3 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.3, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 20, 2019 announcing the release of fourth quarter and fiscal year 2019 financial results.
99.2	Sonos, Inc. fourth quarter and fiscal year 2019 letter to shareholders dated November 20, 2019.
99.3	Press Release dated November 20, 2019 announcing the consummation of the Acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: November 20, 2019	By:	/s/ Brittany Bagley
Brittany Bagley Chief Financial Officer